Exhibit 3.1

BY-LAWS
OF
SUMMIT FINANCIAL GROUP, INC.

Article I. Offices
The principal office of the corporation shall be located at 300 N. Main Street, the City of Moorefield, County of Hardy, and the State of West Virginia 26836. The corporation may have such other offices, either within or without the State of West Virginia, as the board of directors may designate or as the business of the corporation may require from time to time.

Article II. Shareholders
Section 1.     Annual Meeting. The annual meeting of the shareholders shall be held on the third Thursday in the month of May in each year, beginning with the year 1988, at the hour of 1:00 p.m., or such other date and/or time as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.     Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president if the holders of at least 10% of all the votes entitled to be cast on an issue to be considered at the proposed special meeting sign, date and deliver to the corporation one or more written demands for the meeting describing the purpose or purposes for which it shall be held.

Section 3.    Place of Meeting. The board of directors may designate any place, either within or without the State of West Virginia, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of West Virginia, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of West Virginia. The Board of Directors is authorized to use electronic communication for shareholders’ meetings. If the Board of Directors elects to use electronic communications for shareholders’ meetings, then any or all of the shareholders may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all shareholders may simultaneously hear each other during the meeting.  The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may participate in a shareholders’ meeting by electronic communication.  The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead held solely by any means of electronic communication.  It is the intent of these bylaws that electronic communication shall be construed broadly so as to permit all forms of remote communication by which all shareholders may simultaneously hear each other during the meeting.  Participation by electronic communication constitutes presence at the meeting.

Section 4.     Notice of Meeting. Written or printed notice stating the date, time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered no fewer than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5.     Fixing of Record Date. The Board of Directors may fix a future date as a record date in order to determine the shareholders entitled to a distribution, to notice of a shareholders’ meting, to demand a special meeting, to vote or to take any other action. A record date fixed under this section may not be more than seventy days before the meeting or action requiring a determination of shareholders.

A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

Section 6.     Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours beginning two business days after notice of the meeting for which the list is prepared and continuing through the meeting. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7.     Quorum. A majority of the votes entitled to be cast on a matter, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the votes to be cast are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified unless a new record date is set or must be set for the adjourned meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.     Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.     Voting of Shares. Subject to the provisions of Section 11 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10.     Corporation’s Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy does not correspond to the name of a shareholder, the corporation is entitled to accept such vote, consent, waiver or proxy and give it effect as the act of the shareholder if: (a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (b) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented; (c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented; (d) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented; and (e) two or more persons are shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries and the person signing appears to be acting on behalf of all co-tenants or fiduciaries. The corporation may reject a vote, consent, waiver or proxy if the secretary or other officer authorized to tabulate votes, acting in good faith, has reasonable basis for doubt as to the validity of the signature or the signatory’s authority to sign for the shareholder.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 11.     Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

Section 12.     Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Article III. Board of Directors

Section 1.     General Powers. The business and affairs of the corporation shall be managed by its board of directors.

Section 2.     Number, Tenure and Qualifications. The number of directors of the corporation shall not be less than nine (9) nor more than twenty-one (21). Each and every outside director must own in his or her own right a minimum of two-thousand (2,000) shares of the corporation’s common stock. For purposes of determining whether shares are owned by a director in his or her own right, the following shares shall be deemed owned by a director in his or her own right: (i) shares held solely in the director’s name; (ii) shares held through the corporation’s employee stock ownership plan, a profit-sharing plan, individual retirement account, retirement plan or similar arrangement; and (iii) shares owned by a company where the director owns a controlling interest. Shares held jointly by a director and his or her spouse may also be counted when determining whether the director owns 2,000 shares of common stock in his or her own right as long as the director owns stock in a non-joint capacity with a minimum value (calculated by the par value, shareholder’s equity or fair market value) of at least $500. A director need not be a resident of West Virginia.

Section 3.     Regular Meetings. The board of directors may provide, by resolution, the time, date ,and place, either within or without the State of West Virginia for the holding of regular meetings without other notice than such resolution.

Section 4.     Special Meetings. Special meetings of the board of directors may be held at any time by the call of the president, the chairman of the board or by fifty percent of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of West Virginia, as the place for holding any special meeting of the board of directors called by them.

Section 5.     Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by electronic transmission, which includes any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The presence of any director at a meeting shall constitute a waiver of notice of such meeting as to that director, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, and such director does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6.     Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum of the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7.     Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. Notwithstanding the foregoing, the following actions shall require the act of at least two-thirds of the directors: (a) mergers and closures of banks and branches; (b) any amendment to the Articles of Incorporation or Bylaws of the corporation; and (c) the adoption of any agreement or plan to merge, consolidate, liquidate, dissolve or sell shares of stock or the sale, lease or exchange of all or substantially all the assets of the corporation. In the event any matter should come before the board of directors as to which one of the directors has or may have a conflict of interest, said director shall abstain from voting thereon, and the remaining director or directors, as the case may be, shall have full and complete authority to consider and vote upon such matter, and such vote shall be binding upon the corporation.

The Executive Committee shall have the authority to act on behalf of the Board of Directors and in the name of and on behalf of the Corporation, to the fullest extent permitted by law and the corporation’s Articles of Incorporation and these Bylaws.

Section 8.     Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship may be filled by the board of directors at their regular meeting or at a special meeting.

Section 9.     Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10.     Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11.     Informal Action by Directors. Any action required to be taken at a meeting of the directors or of a committee, or any other action which may be taken at a meeting of the directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee entitled to vote with respect to the subject matter thereof.

Article IV. Officers

Section 1.     Number. The officers of the corporation shall be a President, Treasurer, Secretary, Assistant Secretary and Chairman of the Board, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

Section 2.     Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed or in the manner hereinafter provided.

Section 3.     Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.     Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5.     President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, and in the absence of the chairman of the board, preside at all meetings of the shareholders and of the board of directors. He may sign, individually, or with the secretary or any proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments for the corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the board of directors from time to time.

Section 6.     The Secretary. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 7.     The Assistant Secretary. The assistant secretary shall assist the secretary in performing the duties of secretary of the corporation and in the secretary's absence, or at his or her request, and with the approval of the board of directors, shall perform the duties to be performed by the secretary. The assistant secretary shall otherwise perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 8.     The Treasurer. The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts and monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 9.     Chairman of the Board. The Chairman of the Board shall preside at all meetings of the directors and shareholders. He shall have the authority to constitute, create and disband such committees as he shall deem necessary or helpful to the conduct of the affairs of the corporation. Committees shall have such power to act on behalf of the board of directors as the board shall determine from time to time and as permitted by law.

Section 10.     Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Article V. Contracts, Loans, Checks and Deposit.

Section 1.     Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; provided, however, that no construction contract involving an amount greater than the amount authorized by the corporation’s Capital Expenditure and Purchasing Policy shall be binding upon the corporation unless and until acceptance thereof has been made by the action of the directors.

Section 2.     Loans. Loans shall be contracted on behalf of the corporation and evidences of indebtedness shall be issued in its name in such manner as shall from time to time be determined by resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3.     Checks, Drafts, etc.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4.     Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

Article VI. Certificates for Shares and their Transfer

Section 1.     Book Entry Shares. The Board of Directors may authorize the issuance of some or all of the shares of any class or series without certificates (“Book Entry Shares”). The authorization will not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation or its transfer agent shall send the shareholder a written notification of the information required on certificates by applicable law, rule or regulation.

Section 2.     Certificates for Shares. The interest of each shareholder of the corporation shall be evidenced by certificates or as Book Entry Shares without certificates. Every holder of stock represented by certificate in the corporation shall be entitled to a certificate in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor or the shares represented thereby may be issued as Book Entry Shares upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 3.     Transfer of Shares. Transfer of shares of the corporation shall be made on the stock transfer books of the corporation (a) in the case of shares represented by certificates, by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares, or (b) in the case of Book Entry Shares, upon receipt of the proper transfer instructions from the registered owner of such Book Entry Shares, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Article VII. Dividends
The Board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

Article VIII. Seal
The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state and year of incorporation, and the words "Corporate Seal", but the board may adopt a different seal from time to time.

Article IX. Waiver of Notice
Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Article X. Amendments
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors by a vote of three fourths of the board of directors or by a majority of the stockholders.